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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-62790 of Steinway Musical Instruments, Inc., on Form S-4 of our report dated February 22, 2001 appearing in the Annual Report on Form 10-K of Steinway Musical Instruments, Inc., for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
August 31, 2001

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  Exhibit 23.1